Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-117900 of PortalPlayer, Inc. on Form S-1 of our report dated September 8, 2004 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/  Deloitte & Touche LLP

San Jose, California

October 6, 2004